EXHIBIT 10.20
EQUITY MEDIA HOLDINGS CORPORATION
UNIT PURCHASE AGREEMENT
     THIS UNIT PURCHASE AGREEMENT (the “Agreement”) is made as of the 21st day of June, 2007, by and among Equity Media Holdings Corporation, a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
RECITALS
     WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act;
     WHEREAS, each Buyer, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of units (each a “Unit” and collectively, the “Units”) set forth opposite such Buyer’s name on the Schedule of Buyers, each Unit consisting of (i) one share (each a “Share” and collectively, the “Shares”) of common stock, $.0001 par value per share, of the Company and (ii) two warrants (each a “Warrant” and collectively, the “Warrants”) of the Company, in substantially the form attached hereto as Exhibit A, each Warrant exercisable for one share of common stock, $.0001 par value per share, of the Company (each a “Warrant Share” and collectively, the “Warrant Shares”) at an exercise price per share equal to $5.00; and
     WHEREAS, the Units, Shares, Warrants and Warrant Shares collectively are referred to herein as the “Securities.”
AGREEMENT
     NOW THEREFORE, in consideration of the premises and mutual promises herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:
     1. Purchase and Sale of Units.
          1.1 Agreement to Sell and Purchase the Units. At the Closing (as defined below), subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Buyer, and each Buyer, severally and not jointly, shall purchase from the Company that number of Units as is set forth opposite such Buyer’s name on the Schedule of Buyers.
          1.2 Purchase Price. The purchase price for each Buyer (the “Purchase Price”) shall be equal to $6.40 per Unit being purchased by such Buyer at the Closing.
          1.3 Closing. The closing (the “Closing”) of the purchase of the Units shall take place at the offices of Akerman Senterfitt, 1 SE 3rd Avenue, Miami, Florida, at 10:00 A.M., Eastern Standard Time, on June 21, 2007 (the “Closing Date”), or at such other time and place as the Company and the Buyers agree upon orally or in writing. On the Closing Date, each Buyer shall pay its applicable Purchase Price to the Company for the Units to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to each Buyer a certificate representing the Units that such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or such Buyer’s designee, and bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).
     2. Representations and Warranties of the Company. The Company represents and warrants to each of the Buyers that:
          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein).
          2.2 Due Execution, Delivery and Performance of the Agreements. The Company has the requisite power and authority to enter into Agreement and perform the transactions contemplated hereby. The Agreement has been duly authorized, executed and delivered by the Company. This Agreement is, and upon execution and delivery by the Company, the Warrants will be, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 4.7 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws. Except as would not, individually or in the aggregate, cause a Material Adverse Effect, the execution and performance of the Agreement by the Company and the consummation of the transactions contemplated hereby will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected, or, to the knowledge of the Company, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws, the federal securities laws and the rules of the NASDAQ Capital Market applicable to the offering of the Units. For the purposes of this Agreement the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Company, taken as a whole.

          2.3 Issuance of the Securities. The Units have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase any shares of common stock of the Company exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement and the Warrants. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein.
          2.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, $.0001 par value per share (the “Common Stock”), of which, as of the date hereof, 40,665,830 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, $.0001 par value per share (the “Preferred Stock”), of which, as of the date hereof, 2,050,519 shares of Series A Convertible Non-Voting Preferred Stock are issued and outstanding. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.
          2.5 Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) fairly present in all material respects the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles. As of their respective dates, such financial statements complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto.
          2.6 Taxes. The Company has filed all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it that could cause a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

          2.7 No Material Change. Since December 31, 2006 and except as described in the Company’s filings with the Commission pursuant to the Exchange Act, which shall be deemed to include the Company’s Registration Statement on Form S-4, as amended, declared effective by the Commission on March 16, 2007 (collectively, the “Exchange Act Filings”), (i) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Units hereunder and shares or options issued pursuant to equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.
          2.8 No Actions. Except as disclosed in its Exchange Act Filings, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which, individually or in the aggregate, might reasonably be expected to cause a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might cause a Material Adverse Effect.
          2.9 No Defaults. Except as would not, individually or in the aggregate, cause a Material Adverse Effect, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or in default with respect to, any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound, and there does not exist any state of fact that, with notice or lapse of time or both, would constitute an event of default on the part of the Company (as defined in such documents).
          2.10 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to posses such franchises, licenses, certificates and other authorizations would not cause a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to cause a Material Adverse Effect.

          2.11 Properties. Except as disclosed in its Exchange Act Filings, the Company owns all the properties and assets described in its Exchange Act Filings as being owned by it, free and clear of all liens, mortgages, pledges, or encumbrances of any kind, except where failure to do so would not, individually or in the aggregate, cause a Material Adverse Effect. To the Company’s knowledge, the Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business.
          2.12 Intellectual Property. Except as disclosed in its Exchange Act Filings, (i) the Company, directly or indirectly, owns or has obtained valid and enforceable licenses for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company’s business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) to the knowledge of the Company, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company that would preclude the Company from conducting its business as currently conducted and cause a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed by the Company or any Subsidiary; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned or licensed by the Company, which infringement would cause a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned or licensed by the Company, other than claims which could not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, or licensed by the Company, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.
          2.13 Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good.
          2.14 ERISA. Except as would not, individually or in the aggregate, cause a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan;” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          2.15 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business.
          2.16 Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act Filings and is not so described in such filings, except for compensation paid in the ordinary course of business.
          2.17 No Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
          2.18 Private Placement. Assuming the accuracy of each Buyer’s representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers under this Agreement.
          2.19 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in the Securities Act) in connection with the offer or sale of any of the Securities.
          2.20 No Integrated Offering. Assuming the accuracy of each Buyer’s representations and warranties set forth in Section 3, neither the Company nor any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any security of the Company or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.
          2.21 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate (or which would reasonably be expected to have the effect of terminating) the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.
          2.22 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          2.23 Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          2.24 Non-Public Information. The Company has not disclosed to the Buyers information that would constitute material non-public information as of the Closing Date other than the existence and terms of the transactions contemplated by this Agreement.
          2.25 Additional Information. The information contained or incorporated in the following documents, taken as a whole as of the date hereof do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:
               (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
               (b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;
               (c) the Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2007, January 23, 2007, February 23, 2007, March 2, 2007, March 19, 2007, March 21, 2007, March 30, 2007, April 5, 2007, May 8, 2007, May 14, 2007 and May 15, 2007; and
               (d) all other documents, if any, filed by the Company with the Commission since December 31, 2006 pursuant to the reporting requirements of the Exchange Act.
          2.26 Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     3. Representations and Warranties of the Buyers. Each Buyer represents and warrants to the Company that:

          3.1 Organization; Validity; Enforcements. (i) The Buyer has power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Buyer and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents, if applicable, of the Buyer or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Buyer is a party, or any statute, authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Buyer, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Buyer for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 4.7 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Buyer from entering into or engaging in any of the transactions contemplated by this Agreement.
          3.2 Investment Intent. The Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Buyer reserves the right, subject to the provisions of this Agreement, to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Buyer is acquiring the Securities hereunder in the ordinary course of its business. The Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
          3.3 Buyer Status. At the time the Buyer was offered the Securities, the Buyer was, and at the date hereof the Buyer is, and on each date on which the Buyer exercises the Warrants the Buyer will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

          3.4 General Solicitation. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
          3.5 Investment Experience. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
          3.6 Access to Information. The Buyer acknowledges that it has had the opportunity to review the Company’s Exchange Act Filings and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to the purchase of the Securities.
          3.7 Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Buyer.
          3.8 Independent Investment Decision. The Buyer has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Buyer confirms that it has not relied on the advice of any other Buyer’s business and/or legal counsel in making such decision. The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Buyer has, in connection with its decision to purchase the Units, relied solely upon the Company’s Exchange Act Filings as filed with the Commission and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein.
          3.9 Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          3.10 No Governmental Review. The Buyer understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     4. Other Agreements of the Parties.
          4.1 Compliance with Laws. Notwithstanding any other provision of this Agreement, each Buyer covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.
          4.2 Legends. Each Buyer understands that, until such time as a registration statement covering the transfer of Securities has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of Securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:
     “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
          4.3 Acknowledgment. Each Buyer acknowledges its primary responsibilities under the Securities Act and accordingly will not sell any Securities or any interest therein without complying with the requirements of the Securities Act.

          4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under the Securities Act. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable Blue Sky laws (or to obtain an exemption from such qualification).
          4.5 Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing.
          4.6 Registration Rights.
               (a) Piggyback Registration Rights. If, at any time during the 2 year period commencing on the Closing Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities or securities exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for the account of stockholders of the Company, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Buyers as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) subject to Section 4.6(b) below, offer to the holders of Shares, the Warrants and Warrant Shares (also referred to herein as “Registrable Securities”) in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration Statement”). Subject to Section 4.6(b) below, the Company shall cause such Registrable Securities to be included in such registration and shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration Statement, on the same terms and conditions as any similar securities of the Company, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggyback Registration Statement that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration Statement.
               (b) Underwriter’s Cutback. Notwithstanding any other provision of this Agreement, if the managing underwriter of a proposed underwritten offering determines that the inclusion of all shares requested to be included in a Piggyback Registration Statement would adversely affect such offering, the Company may, in its discretion, limit the number of Registrable Securities to be included in such offering.

          4.7 Indemnification.
               (a) Indemnification of Buyers. The Company agrees to indemnify and hold harmless each Buyer, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Buyer may become subject, under the Securities Act, the Exchange Act, or any other federal or state law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in a Piggyback Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended and at the time of effectiveness of the Piggyback Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness under the Securities Act, or in the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act, or filed as part of the Piggyback Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any subsequent amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in the Piggyback Registration Statement, or any amendment or supplement thereto, not misleading or, in the Prospectus, or any amendment or supplement thereto, not misleading in light of the circumstances under which they were made; and the Company will reimburse each Buyer for any legal and other expenses as such expenses are reasonably incurred by such Buyer in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of a Buyer to comply with the covenants and agreements contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by a Buyer herein, (iii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Piggyback Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of the Buyer expressly for use therein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Buyer prior to the pertinent sale or sales by the Buyer.
               (b) Indemnification of the Company. Each Buyer will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Piggyback Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the prior written consent of such Buyer) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon

(i) any failure to comply with the covenants and agreements contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by such Buyer herein or (iii) any untrue or alleged untrue statement of any material fact contained in a Piggyback Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in the Piggyback Registration Statement, or any amendment or supplement thereto not misleading, or in the Prospectus, or any amendment or supplement thereto, not misleading in the light of the circumstances under which they were made, in the case of clause (iii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Piggyback Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Buyer expressly for use therein; and each Buyer will reimburse the Company, each of its directors, each of its officers who signed the Piggyback Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Piggyback Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense.
               (c) Notice of Claims, etc. Promptly after receipt by an indemnified party under this Section 4.7 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.7, promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 4.7 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there is likely to be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there are likely to be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases, the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent.
               (d) Contribution. If the indemnification provided for in this Section 4.7 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 4.7 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Buyer from the placement of the Units contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Buyer in connection with the statements, omissions, failures to comply or inaccuracies in the representations and warranties that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Buyer on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, the omission or alleged omission to state a material fact, the failure to comply or alleged failure to comply or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Buyer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 4.7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and each Buyer agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Buyers’ obligations to contribute pursuant to this Section 4.7 are several and not joint.
          4.8 Listing of Securities. The Company shall comply with the requirements of the NASDAQ Capital Market with respect to the issuance of the Securities and shall use its commercially reasonable efforts to have the Shares, Warrants and the Warrant Shares listed on the NASDAQ Capital Market or on any other exchange on which the Company’s common stock has been listed by the Company for quotation on or before the Closing Date.
          4.9 Confidentiality. For the benefit of the Company, each Buyer hereby agrees to keep confidential all information concerning the private placement of the Securities to the Buyer. Each Buyer understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. Each Buyer understands that the federal securities laws impose restrictions on trading based on information regarding the offering of the Securities to the Buyer. In addition, the Buyer hereby acknowledges that unauthorized disclosure of information regarding the offering of the Securities to the Buyer may result in a violation of Regulation FD.

     5. Conditions Precedent to Closing.
          5.1 Conditions Precedent to the Obligations of the Buyers to Purchase Units. The obligation of each Buyer to purchase Units at the Closing is subject to the fulfillment to such Buyer’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Buyer (as to itself only):
               (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
               (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
               (d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units at the Closing, all of which shall be and remain so long as necessary, in full force and effect.
               (e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to cause a Material Adverse Effect.
               (f) Deliverables. The Company shall have executed and delivered to such Buyer (i) this Agreement and (ii) certificates representing the Units to be purchased by such Buyer pursuant to this Agreement.
               (g) Legal Opinion. The Company shall have delivered to such Buyer a legal opinion of Akerman Senterfitt, in form, scope and substance reasonably satisfactory to the parties hereto.
               (h) Secretary’s Certificate. The Company shall have delivered to such Buyer a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities and (ii) certifying the current versions of the certificate or articles of incorporation, as amended, and bylaws of the Company;

               (i) Compliance Certificate. In the event the Closing Date is different than the date of this Agreement, the Company shall have delivered to such Buyer a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in this Section 5.1 as of the Closing Date.
          5.2 Conditions Precedent to the Obligations of the Company to Sell Units. The Company’s obligation to sell and issue the Units at the Closing is subject to the fulfillment to the satisfaction of the Company, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:
               (a) Representations and Warranties. The representations and warranties made by the Buyers in Section 3 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.
               (b) Performance. The Buyers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.
               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
               (d) Deliverables. The Buyers shall have executed and delivered to the Company this Agreement and shall have delivered to the Company the Purchase Price for the Units being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
     6. Miscellaneous.
          6.1 Entire Agreement. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.
          6.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier service, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to the Company, to it at:
Equity Media Holdings Corporation
One Shackleford Drive, Suite 400
Little Rock, Arkansas 72211
Attention: General Counsel
Telephone number: (501) 219-2400
Facsimile number: (501) 221-1101
with a copy to:
Akerman Senterfitt
One Southeast Third Avenue
Miami, FL 33131
Attention: Stephen K. Roddenberry, Esq.
Telephone number: (305) 982-5618
Facsimile number: (305) 374-5095
     If to a Buyer, at such Buyer’s address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.
          6.3 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Buyers holding or having the right to acquire a majority of the Shares and the Warrant Shares on a fully-diluted basis at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Buyers who then hold Securities.
          6.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Buyers. Any Buyer may assign its rights hereunder in whole or in part to any person to whom such Buyer assigns or transfers any Securities in compliance with this Agreement and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Buyers,” and the Company consents to such assignment.
          6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except the directors and officers of the Company and each person who controls the Company is an intended third party beneficiary of Section 4.7, and such persons may enforce the provisions of such Section directly against the parties with obligations thereunder.
          6.7 Governing Law. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. The Company and each Buyer submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Florida and of any Florida State court sitting in Palm Beach County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and each Buyer irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          6.8 Survival. The representations, warranties and covenants of the Company and the Buyers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.
          6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.10 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: EQUITY MEDIA HOLDINGS CORPORATION
By:	/s/ Glenn Charlesworth
	Name:	Glenn Charlesworth
	Title:	Chief Financial Officer

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: W. THORPE MCKENZIE
/s/ W. THORPE MCKENZIE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: ROBERT DISBROW
/s/ ROBERT DISBROW

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: MARNA DISBROW
/s/ Robert Disbrow
Robert Disbrow as Agent

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: BANQUE PRIVEE EDMOND DE ROTHSCHILD, A/C CHROMETECH
By:	/s/ Robert Disbrow
	Name:	Robert Disbrow
	Title:	As Agent

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: FEI-BRENT INVESTMENTS LTD.
By:	/s/ Robert Disbrow
	Name:	Robert Disbrow
	Title:	President

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: ALLISON LAM
/s/ ALLISON LAM

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER: HENRY G. LUKEN
/s/ HENRY G. LUKEN

SCHEDULE OF BUYERS

	Address and	Aggregate	Aggregate	Aggregate	Purchase
Buyer	Facsimile Number	Number of Units	Number of Shares	Number of Warrants	Price
W. Thorpe McKenzie	Mr. W. Thorpe McKenzie
	735 Broad Street, Suite 1108
	Chattanooga, TN 37402	780,000	780,000	1,560,000	$4,992,000

Robert Disbrow	Robert Disbrow
	2000-400 Burrard St.
	Vancouver BC V6C 3A6
	Canada	157,000	157,000	314,000	$1,004,800

Banque Privee Edmond de	Banque Privee Edmond de
Rothschild, A/C	Rothschild, A/C Chrometech
Chrometech	2000-400 Burrard St.
	Vancouver BC V6C 3A6
	Canada	117,000	117,000	234,000	$748,800

Marna Disbrow	Marna Disbrow
	2000-400 Burrard St.
	Vancouver BC V6C 3A6
	Canada	62,000	62,000	124,000	$396,800

Fei-Brent Investments Ltd	Fei-Brent Investments Ltd
	2000-400 Burrard St.
	Vancouver BC V6C 3A6
	Canada	39,000	39,000	78,000	$249,600

Alison Lam	Alison Lam
	2000-400 Burrard St.
	Vancouver BC V6C 3A6
	Canada	15,000	15,000	30,000	$96,000

Henry G. Luken	Covista Communications
	4803 Highway 58
	Chattanooga, TN 37416	236,250	236,250	472,500	$1,512,000

TOTAL:		1,406,250	1,406,250	2,812,500	$9,000,000

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